UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 14, 2024 (August 12, 2024)

Victoria's Secret & Co.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-40515			86-3167653
(Commission File Number)			(IRS Employer Identification No.)

4 Limited Parkway East
Reynoldsburg,	OH		43068
(Address of Principal Executive Offices)			(Zip Code)
(614) 577-7000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	VSCO	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.
On August 14, 2024, Victoria’s Secret & Co. (the “Company”) issued a press release announcing its second quarter 2024 preliminary unaudited results. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.
The information contained in Exhibit 99.1 hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Chief Executive Officer Succession
On August 12, 2024, the Board of Directors of the Company (the “Board”) terminated Martin Waters as Chief Executive Officer (“CEO”) of the Company, effective as of August 13, 2024. In order to provide for a smooth transition of his responsibilities, Mr. Waters will remain employed by the Company in a non-executive capacity through August 31, 2024. The Company and the Board thank Mr. Waters for his many contributions to the Company.
Effective as of August 12, 2024, Mr. Waters resigned from the Board. Mr. Waters’ resignation was not the result of any dispute or disagreement with the Company or the Board on any matter relating to the Company’s operations, policies or practices.
Mr. Waters’ termination constitutes a termination by the Company without Cause under the Executive Employment Agreement, dated May 22, 2021, between Mr. Waters and the Company. In connection with his termination, Mr. Waters will be entitled to receive the severance benefits provided under his employment agreement, subject to his execution of a full release of claims, pursuant to which he will affirm his agreement to certain restrictive covenants related to confidentiality, non-solicitation and non-competition.
On August 12, 2024, the Board appointed Hillary Super as CEO, effective as of September 9, 2024, to succeed Mr. Waters. Subject to the commencement of her employment as CEO, Ms. Super was also appointed as a member of the Board, effective as of September 9, 2024, to serve until the Company’s 2025 annual meeting of stockholders and until her successor is duly elected and qualified or until her earlier resignation or removal.
Ms. Super, age 52, brings nearly three decades of retail merchant experience and leadership experience with omnichannel brands spanning intimates, apparel, accessories, beauty and home. Ms. Super most recently served as CEO of intimates and accessories brand Savage X Fenty, a role she held from June 2023 to August 2024. Previously, she was Global CEO of Anthropologie Group, an Urban Outfitters Company and global lifestyle brand specializing in apparel, accessories, intimates and décor, from January 2017 to April 2021.
There are no arrangements or understandings between Ms. Super and any other persons pursuant to which Ms. Super was selected as CEO of the Company or a member of the Board. There are no family relationships between Ms. Super and any director or executive officer of the Company, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Appointment of Interim Chief Executive Officer
On August 12, 2024, the Board appointed Timothy Johnson, the Company’s Chief Financial and Administrative Officer, to serve as Interim CEO of the Company, effective as of August 14, 2024, until the commencement of Ms. Super’s employment as CEO. Mr. Johnson will continue to serve as the Company’s Chief Financial and Administrative Officer during his period of service as Interim CEO and will not receive any additional compensation for his service as Interim CEO.
Mr. Johnson, age 57, has served as the Company’s Chief Financial and Administrative Officer since July 2022. Mr. Johnson joined the Company in July 2021 and previously served as Chief Financial Officer from July 2021 to July 2022. Prior to July 2021, Mr. Johnson served as the Chief Financial Officer and Chief Administrative Officer of Big Lots, Inc. from August 2015 to August 2019 and Chief Financial Officer of Big Lots from August 2012 to August 2015.

There are no arrangements or understandings between Mr. Johnson and any other persons pursuant to which Mr. Johnson was selected as Interim CEO of the Company. There are no family relationships between Mr. Johnson and any director or other executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Executive Employment Agreement with Ms. Super
In connection with her appointment as CEO, the Company entered into an Executive Employment Agreement with Ms. Super, dated as of August 12, 2024 (the “Employment Agreement”), that provides for, among other things, (i) an initial base salary of $1,200,000; (ii) a target annual incentive compensation bonus equal to 175% of her base salary; (iii) a one-time cash bonus of $1,000,000, subject to repayment in full if Ms. Super is terminated by the Company for Cause (as defined therein) or voluntarily leaves the Company within one year following her start date; (iv) relocation benefits, subject to repayment pursuant to the terms of the Company’s Relocation Policy; and (v) participation in the Company’s standard employee benefit plans and programs available to the Company’s executives. The Employment Agreement also provides for certain severance benefits in the event that Ms. Super’s employment is terminated by the Company other than for Cause, disability or death, or if Ms. Super resigns for Good Reason (as defined therein). Ms. Super will not receive any additional compensation for her service as a member of the Board.
The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Employment Agreement. A copy of the Employment Agreement is attached hereto as Exhibit 10.1 and is hereby incorporated by reference.
In addition, upon commencement of her employment with the Company, and subject to approval by the Human Capital and Compensation Committee of the Board (the “HCCC”), Ms. Super will be awarded (i) a one-time equity award having an aggregate grant date value of $5,750,000, in the form of restricted stock units that will vest 30% on the first anniversary of the grant date, 30% on the second anniversary of the grant date, and 40% on the third anniversary of the grant date and (ii) a 2025 annual equity award having an aggregate grant date value of $7,700,000, in such form(s) as approved by the HCCC. The foregoing equity awards will be granted pursuant to the Victoria’s Secret & Co. 2021 Stock Option and Performance Incentive Plan (the “Plan”) and subject in each case to such terms and conditions as may be set forth in the applicable award agreements and the Plan.
Ms. Super will also enter into the Company’s standard form of indemnification agreement, the form of which was filed as Exhibit 10.18 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 22, 2024.
Item 7.01. Regulation FD Disclosure.
A copy of the press release announcing the Company’s second quarter 2024 preliminary unaudited results and the CEO succession is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
Exhibit 10.1    Executive Employment Agreement by and between VS Service Company, LLC and Hillary Super, dated as of August 12, 2024.
Exhibit 99.1    Press Release of Victoria’s Secret & Co., dated August 14, 2024.
Exhibit 104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICTORIA'S SECRET & CO.

Date:	August 14, 2024	/s/ Timothy Johnson
Timothy Johnson
Interim Chief Executive Officer and Chief Financial and Administrative Officer